EXHIBIT 99.1
EDUCATION REALTY TRUST ANNOUNCES
THIRD QUARTER 2007 EARNINGS
MEMPHIS, Tenn., October 31, 2007 — Education Realty Trust, Inc. (NYSE:EDR), a leader in the ownership, development and management of student housing, today announced results for the third quarter of 2007.
Third Quarter 2007 Highlights:
•	Net loss from continuing operations improved to $5.8 million from a net loss of $8.0 million for the third quarter of 2006;

•	Funds from operations (FFO) totaled $1.8 million or $0.06 per weighted average share/unit versus $0.4 million or $0.02 per weighted average share/unit in the third quarter of 2006;

•	Same-community leasing revenue increased 6.7% to $19.4 million;

•	Same-community net operating income increased 12.9% to $6.6 million;

•	Same-community Net Apartment Rent increased 3.0% for the 2007-2008 academic year;

•	As of September 30th opening occupancy for the 2007-2008 academic year was 96.2% on a same-community basis, compared to 96.1% for the prior academic year.
“Our FFO growth this quarter is the net result of the continued progress we are making on our goals, which includes increasing our revenues from leasing, third-party development and third-party management, the three key drivers of our business,” said Education Realty Trust, Inc. Chairman, President and Chief Executive Officer Paul O. Bower. “The seasonality of our business always makes the third quarter very difficult given the lease year turnover. We were pleased that this quarter’s successful lease up of our student apartment complex at the University of North Carolina Greensboro affirmed our ground-up development capabilities. Our focus going forward continues to be strong levels of occupancy across our portfolio by providing our student residents compelling accommodations, while controlling our expenses, in order to boost the Company’s profitability,” Mr. Bower added.
Third Quarter Operating Results
The Company’s leasing, third-party management and third-party development revenue increased during the quarter due to improved same-community leasing trends and new development and management contracts. These factors helped total revenue increase

7.2% to $28.3 million for the third quarter of 2007 from $26.4 million in the comparable quarter of 2006.
On a same-community basis, student housing leasing revenue increased $1.2 million or 6.7% year-over-year to $19.4 million for the third quarter of 2007, reflecting improvements in both rate and occupancy. This growth in revenue combined with well-controlled operating expenses improved student housing operating margins to 33.9% in the third quarter of 2007 from 32.0% for the same quarter of last year. As a result same-community net operating income increased 12.9% to $6.6 million in the third quarter of 2007 from $5.8 million in the same period of last year.
New development contracts helped development services revenue increase 50.4% to $1.3 million for the third quarter of 2007 from $0.9 million in the third quarter of 2006. New third-party management contracts added throughout 2007 resulted in a 29.2% growth in management revenue for the third quarter of 2007 compared to the same quarter of 2006. In total, third-party management services revenue increased to $0.8 million for the third quarter of 2007 from $0.6 million in the third quarter of 2006.
Positive operating leverage for the quarter was achieved as evidenced by total company operating expenses increasing just 3.5% to $27.8 million. Operating income was $0.5 million compared to an operating loss of $0.5 million in the same period last year.
Lower total debt helped total non-operating expenses decline 16.8% to $6.4 million in the third quarter of 2007 from $7.7 million in the third quarter of 2006. Interest expense, the primary component of non-operating expenses, declined 16.7% to $6.3 million.
Net loss from continuing operations improved to $5.8 million, or $0.20 per diluted share, in the third quarter of 2007 from a net loss of $8.0 million, or $0.30 per diluted share, in the same period of last year.
Funds from operations (FFO) totaled $1.8 million in the third quarter of 2007, compared to $0.4 million in the third quarter of 2006. FFO per weighted average share/unit was $0.06 compared to $0.02 in the third quarter of 2006. The increased FFO reflects growth in total revenue in addition to increased profitability. A reconciliation of FFO to net loss, in accordance with U.S. generally accepted accounting principles (GAAP) is included in the financial tables accompanying this media release.
Occupancy and Leasing
The average physical occupancy for the third quarter of 2007 improved 50 basis points over the same quarter of last year to 92.2%. Economic occupancy grew 500 basis points to 85.7% for the third quarter of 2007 from 80.7% for the third quarter of 2006. Physical occupancy is the average of occupied rooms at the end of each month, whereas economic occupancy represents net apartment rent on a US GAAP basis as a percentage of potential rent and reflects the impact of straight-line rent which accounts for vacant days during the lease turn in mid-August of each leasing year. The main difference between physical and economic occupancy in the third quarter is due to more leases ending in August of 2007 than 2006 resulting in more occupied days during the month of turn in 2007.
As of September 30 physical occupancy for the 2007-2008 academic year on a same store basis was 96.2% compared to 96.1% for the prior academic year. Net Apartment Rent per Available Bed (NARPAB) increased 3.0% for the 2007-2008 academic year, reflecting improvements in both rate and occupancy over the prior academic year.
Development Activity
The initiation of work on two second-phase projects, combined with revenue from projects started in prior quarters, resulted in strong year-over-year growth in third-party development services revenue in the third quarter of 2007. These projects include a 746 bed community at Slippery Rock University along with a 1,102 bed community at Indiana University of Pennsylvania.
The Company’s program of developing student housing for its ownership and management also made great strides during the third quarter of 2007 with the successful opening of the 600 bed student community at the University of North Carolina Greensboro. This project was completed and opened as scheduled in August 2007. At September 30, 2007, the property was 100% leased and had a waiting list. As of this date, Phase I of the Company’s construction of a student community, The Reserve at Saluki Point, at Southern Illinois University in Carbondale, Illinois, is progressing and continues to be on track to open at the start of the 2008-2009 academic year.
Management Services Activity
Seven new management contracts were added in the first nine months of 2007, including five properties in Michigan, one property in South Carolina, and one property in California.
Capital Structure
The Company continues to possess solid balance sheet capacity to fund its growth plans. The Company had $97.8 million available under its $100 million line of credit and cash and cash equivalents totaled $3.2 million at September 30, 2007. Additionally, 14 of the Company’s properties were unencumbered. Total debt outstanding at September 30, 2007 was $422.4 million with nearly 100% of the Company’s current debt at fixed rates. At the end of the quarter, the Company’s outstanding common stock and partnership units were a combined 30.0 million.
Dividend
During the third quarter of 2007, the Company declared and paid a cash dividend on its common stock of $0.205 per share.

Guidance
The Company is updating the range of its earnings guidance for the full-year ended December 31, 2007 given its performance for the nine-months ended September 30, 2007 and its outlook for the remainder of the year. The Company now believes its FFO per share for the full year ended December 31, 2007 will range from $0.88 to $0.89 per weighted average share/unit. This updated range is consistent with the lower end of the Company’s previous earnings guidance.
Conference Call
The Company will host a conference call for investors and other interested parties beginning at 8:30 a.m. (Eastern Time) tomorrow, Thursday, November 1, 2007. The call will be hosted by Paul O. Bower, Chairman, President and Chief Executive Officer, and Randall H. Brown, Executive Vice President and Chief Financial Officer.
The conference call will be accessible by telephone and the Internet. To access the call, participants from within the U.S. may dial (866) 249-5225, and participants from outside the U.S. may dial (303) 262-2125. The passcode for this call is 11098786. Participants may also access the call via the Company’s investor relations Web site at www.educationrealty.com.
The replay of the call will be available at approximately 10:30 a.m. (Eastern Time) on November 1, through midnight November 9, 2007. To access the replay, the domestic dial-in number is (800) 405-2236, the international dial-in number is (303) 590-3000, and the passcode is 11098786.
Investors and other interested parties can listen to the presentation via live webcast from the Company’s Web site www.educationrealty.com under the “Presentations” page. The archive of the webcast will be available on the Company’s Web site for a limited time.
Safe Harbor’ Statement under the Private Securities Litigation Reform Act of 1995
Statements about the Company’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
About Education Realty Trust
Education Realty Trust, Inc. (NYSE:EDR) is a self-administered, self-managed real estate investment trust that owns, develops and manages high-quality student housing communities throughout the United States. Led by a team with over 200 years of shared industry experience, EDR is one of America’s largest owners and operators of collegiate student housing. Its portfolio includes 66 communities in 21 states with 39,860 owned and managed beds. For more information please visit the Company’s Web site at www.educationrealty.com.
Contact:
Brad Cohen or Bartley Parker, CFA
ICR, LLC
203-682-8211 or 203-682-8250
bcohen@icrinc.com or bparker@icrinc.com

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)

	September 30, 2007	December 31, 2006
	(Unaudited)
Assets
Student housing properties, net	$738,788	$804,759
Assets under development	2,457	—
Corporate office furniture, net	1,782	752
Cash and cash equivalents	3,171	6,427
Restricted cash	9,534	9,154
Student contracts receivable, net	185	227
Receivable from affiliates	428	369
Management fee receivable from third parties	630	669
Goodwill and other intangibles, net	3,540	3,649
Other assets	10,127	9,452

Total assets	$770,642	$835,458

Liabilities and stockholders’ equity
Liabilities:
Mortgage loans, net of unamortized premium/discount	$422,071	$423,933
Other long-term debt	—	47,000
Revolving line of credit	2,200	22,400
Accounts payable and accrued expenses	14,423	10,764
Deferred revenue	10,997	9,073

Total liabilities	449,691	513,170

Minority interest	18,108	19,289

Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 28,422,849 and 26,810,552 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	284	268
Preferred shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	336,676	330,374
Warrants	—	375
Accumulated deficit	(34,117)	(28,018)

Total stockholders’ equity	302,843	302,999

Total liabilities and stockholders’ equity	$770,642	$835,458

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
Unaudited

	Three months ended	Three months ended
	September 30, 2007	September 30, 2006
Revenues:
Student housing leasing revenue	$19,378	$18,166
Student housing food service revenue	642	895
Other leasing revenue	3,509	3,709
Third-party development services	1,287	856
Third-party management services	844	653
Operating expense reimbursements	2,672	2,146

Total revenues	28,332	26,425

Operating expenses:
Student housing leasing operations	12,803	12,344
Student housing food service operations	611	844
General and administrative	3,739	2,872
Depreciation and amortization	8,005	8,680
Reimbursable operating expenses	2,672	2,146

Total operating expenses	27,830	26,886

Operating income (loss)	502	(461)

Nonoperating expenses:
Interest expense	6,290	7,551
Amortization of deferred financing costs	244	281
Interest income	(102)	(101)

Total nonoperating expenses	6,432	7,731

Loss before equity in earnings of unconsolidated entities, income taxes, minority interest, and discontinued operations	(5,930)	(8,192)
Equity in earnings of unconsolidated entities	(247)	148

Loss before income taxes, minority interest, and discontinued operations	(6,177)	(8,044)
Income tax expense (benefit)	(54)	381

Net loss before minority interest and discontinued operations	(6,123)	(8,425)
Minority interest	(337)	(471)

Loss from continuing operations	(5,786)	(7,954)

Discontinued operations: (1)
Loss from discontinued operations, net of minority interest	(16)	(235)
Gain on sale of student housing property, net of minority interest	—	—

Loss from discontinued operations	(16)	(235)

Net loss	$(5,802)	$(8,189)

Earnings per share information:
Loss per share — basic and diluted
Continuing operations	$(0.20)	$(0.30)
Discontinued operations	0.00	(0.01)

Net loss per share	$(0.20)	$(0.31)

Weighted-average common shares outstanding —
Basic and Diluted	28,418,349	26,390,417

(1) Student housing properties that are designated as held for sale and/or sold during a period are included in discontinued operations. For the three and nine months ended September 30, 2007 and 2006 the operating results of The Village on Tharpe are included in discontinued operations as well as the subsequent gain on the sale of this property. Both are net of minority interest.

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
Unaudited

	Nine months ended	Nine months ended
	September 30, 2007	September 30, 2006
Revenues:
Student housing leasing revenue	$62,381	$58,723
Student housing food service revenue	1,744	2,670
Other leasing revenue	10,377	10,577
Third-party development services	3,354	2,283
Third-party management services	2,447	2,051
Operating expense reimbursements	7,055	5,891

Total revenues	87,358	82,195

Operating expenses:
Student housing leasing operations	31,227	29,706
Student housing food service operations	1,683	2,427
General and administrative	10,789	9,037
Depreciation and amortization	24,009	25,904
Reimbursable operating expenses	7,055	5,891

Total operating expenses	74,763	72,965

Operating income	12,595	9,230

Nonoperating expenses:
Interest expense	20,676	21,682
Amortization of deferred financing costs	792	834
Loss on early repayment of debt	174	—
Interest income	(353)	(439)

Total nonoperating expenses	21,289	22,077

Loss before equity in earnings of unconsolidated entities, income taxes, minority interest, and discontinued operations	(8,694)	(12,847)
Equity in earnings of unconsolidated entities	(245)	573

Loss before income taxes, minority interest, and discontinued operations	(8,939)	(12,274)
Income tax expense (benefit)	(103)	463

Net loss before minority interest	(8,836)	(12,737)
Minority interest	(341)	(585)

Loss from continuing operations	(8,495)	(12,152)

Discontinued operations: (1)
Income from discontinued operations, net of minority interest	817	669
Gain on sale of student housing property, net of minority interest	1,579	—

Income from discontinued operations	2,396	669

Net loss	$(6,099)	$(11,483)

Earnings per share information:
Income (loss) per share — basic and diluted
Continuing operations	$(0.30)	$(0.46)
Discontinued operations	0.08	0.02

Net loss per share	$(0.22)	$(0.44)

Weighted-average common shares outstanding —
Basic and Diluted	27,869,054	26,336,343

(1) Student housing properties that are designated as held for sale and/or sold during a period are included in discontinued operations. For the three and nine months ended September 30, 2007 and 2006 the operating results of The Village on Tharpe are included in discontinued operations as well as the subsequent gain on the sale of this property. Both are net of minority interest.

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CALCULATION OF FFO
(Amounts in thousands, except share and per share data)
Unaudited

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Net loss	$(5,802)	$(8,189)	$(6,099)	$(11,483)
Gain on sale of student housing property	—	—	(1,579)	—
Real estate related depreciation and amortization	7,824	8,585	23,633	25,638
Equity portion of real estate depreciation and amortization on equity investees	149	5	340	5
Depreciation and amortization of discontinued operations	—	526	711	1,541
Minority interest	(337)	(485)	(306)	(550)

Funds from operations (“FFO”)	1,834	442	16,700	15,151

FFO per weighted average share/unit (1)	$0.06	$0.02	$0.57	$0.54

Weighted average shares/units (1)	29,875,927	27,833,022	29,323,766	27,961,155

Notes:
(1)	- Funds from operations (FFO) per weighted average shares/units was computed using the weighted average of all shares and partnership units outstanding, regardless of their dilutive impact.
FFO is an important supplemental measure of operating performance for EDR. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that when compared year over year, reflects the impact to operations from trends in occupancy rate, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.
For a definition of FFO and a statement by management regarding the reasons for and significance of reporting FFO as a measure of performance, see Management’s Discussion and Analysis of Financial Condition and Results of Operations in the EDR annual report on Form 10-K for the year ended December 31, 2006.

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
2007 GUIDANCE — RECONCILIATION OF FFO
(Amounts in thousands, except share and per share data)
Unaudited
The following is a reconciliation of the Company’s 2007 FFO guidance to net loss:

	Twelve Months Ending
	December 31, 2007
	Low End	High End
	Range	Range
Net loss	$(5,400)	$(5,100)
Add (subtract):
(Gain) loss on sale of student housing property	(1,579)	(1,579)
Real estate related depreciation and amortization	32,950	32,950
Minority interest	(100)	(100)

Funds from operations (“FFO”)	$25,871	$26,171

FFO per weighted average shares/units	$0.88	$0.89

Weighted average shares/units	29,466,000	29,466,000

FFO is an important supplemental measure of operating performance for EDR. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that when compared year over year, reflects the impact to operations from trends in occupancy rate, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.
For a definition of FFO and a statement by management regarding the reasons for and significance of reporting FFO as a measure of performance, see Management’s Discussion and Analysis of Financial Condition and Results of Operations in the EDR annual report on Form 10-K for the year ended December 31, 2006.